Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2009 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in The South Financial Group, Inc.'s Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 26, 2009